SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            January 10, 2005

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective January 10, 2005, the Company entered into a Restricted Stock Agreement with each of its directors (except Ray C. Anderson) and each of the following senior officers: Daniel T. Hendrix (Mr. Hendrix, who is also a director of the Company, entered into an agreement in the form applicable to senior officers rather than the form applicable to directors), John R. Wells, Raymond S. Willoch, Lindsey K. Parnell, Christopher J. Richard, Robert A. Coombs, Patrick C. Lynch, and Jeffrey J. Roman. Also on that date, the Company entered into Restricted Stock Agreements with certain other key employees/consultants. Copies of the forms of agreement used for such directors, senior officers and key employees/consultants are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively. The awards of restricted stock reflected in the agreements were granted pursuant to the Interface, Inc. Omnibus Stock Incentive Plan, as amended, which was previously filed with the Securities and Exchange Commission.

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ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)          Pro Forma Financial Information.

None.

(c)          Exhibits.

Exhibit No.	Description
99.1	Form of Restricted Stock Agreement (as used for directors of the Company).
99.2	Form of Restricted Stock Agreement (as used for senior officers of the Company).
99.3	Form of Restricted Stock Agreement (as used for key employees/consultants of the Company).

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Raymond S. Willoch
Raymond S. Willoch
Senior Vice President
Date:  January 13, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Restricted Stock Agreement (as used for directors of the Company).
99.2	Form of Restricted Stock Agreement (as used for senior officers of the Company).
99.3	Form of Restricted Stock Agreement (as used for key employees/consultants of the Company).